UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2007

SERVIDYNE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	0-10146	58-0522129

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1945 The Exchange Suite 300 Atlanta, Georgia	30339-2029

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 953-0304
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On July 31, 2007, Servidyne, Inc., a Georgia Corporation (the “Company”) through certain of its affiliates, sold: (1) its building and its leasehold interest in the land comprising of its shopping center located in Columbus, Georgia; (2) its owned shopping center located in Orange Park, Florida; and (3) its leasehold interest in its shopping center located in Jacksonville, Florida, each at a gain. The Company intends to use the proceeds from this sale to acquire one or more like-kind properties, in order to qualify the sale under the Internal Revenue Code Section 1031 for federal and state income tax deferral, and has placed the proceeds with a qualified third party intermediary in connection therewith. The total purchase price for the sale was $6,797,500.
     Abrams-Columbus Limited Partnership, (“Columbus”) an 80% owned partnership of the Company, sold its approximately 88,000 square foot shopping center located in Columbus, Georgia, including its leasehold interest in the land for $2.345 million, resulting in a pre-tax gain, net of associated costs, of approximately $1.892 million. Net cash proceeds were approximately $2.007 million after deducting:
•	$319,000 for the repayment of the mortgage note payable;

•	$5,800 for a prepayment penalty on the mortgage note payable; and

•	$13,000 for closing costs and prorations (these amounts are subject to final resolution).
In addition, the Company recorded $401,000 for two separate notes payable of approximately $241,000 and $160,000, both at an interest rate of 8.25% for the portion of the sale related to the 20% minority interest.
     Abrams Orange Park, LLC, (“Orange Park”) a wholly-owned subsidiary of the Company, sold its approximately 84,000 square foot shopping center located in Orange Park, Florida for $2.9 million, resulting in a pre-tax gain, net of associated costs, of approximately $21,000. Net cash proceeds were approximately $2.879 million after deducting:
•	$21,000 for closing costs and prorations (these amounts are subject to final resolution).
     Abrams Properties, Inc., a wholly-owned subsidiary of the Company, sold its leasehold interest in a 97,000 square foot shopping center located in Jacksonville, Florida (“Jacksonville”) for approximately $1.553 million, resulting in a pre-tax gain, net of associated costs, of approximately $1.456 million. Net cash proceeds were approximately $1.54 million after deducting:
•	$12,500 for closing costs and prorations (these amounts are subject to final resolution).
     Sears, Roebuck and Co., a New York corporation, purchased Columbus, Orange Park, and Jacksonville (together referred to as the “centers”). In negotiating the sales price, the Company considered, among other factors:
•	the shopping centers’ historical and anticipated cash flows;

•	the tenant in the centers and its remaining lease terms;

•	the condition and location of the shopping centers; and

•	current overall market conditions for the real estate industry.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Business Acquired.
     Not applicable.
(b) Pro Forma Financial Information.
(1)	Pro forma combined balance sheet as of April 30, 2007 (unaudited).

(2)	Pro forma combined statement of income for the year ended April 30, 2007 (unaudited).
(c) Shell Company Transactions.
     Not applicable.
(d) Exhibits.
     None.

SERVIDYNE, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     This unaudited pro forma combined balance sheet is presented as if the sale of the centers had taken place on April 30, 2007. The unaudited pro forma combined statement of income for the year ended April 30, 2007, has been prepared as if the sale of the centers had taken place on May 1, 2006.
     The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the results that would have occurred if the sales had occurred on the date indicated or the expected financial position or results of operations in the future.
     The unaudited pro forma combined financial statements should be read in conjunction with Servidyne, Inc.’s separate historical financial statements and notes thereto. In management’s opinion, all adjustments necessary to reflect the effect of these transactions have been made.

SERVIDYNE, INC.
Unaudited Pro Forma Combined Balance Sheet
April 30, 2007
(In thousands, except share data)

		Pro Forma		Pro Forma		Pro Forma
	Servidyne, Inc.	Adjustments		Adjustments		Adjustments		Pro Forma
	Historical	Columbus		Orange Park		Jacksonville		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,663	$—		$—		$—		$5,663
Receivables, net	2,215	—		—		—		2,215
Costs and earnings in excess of billings	266	—		—		—		266
Notes receivable	10	—		—		—		10
Deferred income taxes	443	—		—		—		443
Other	1,613	—		—		—		1,613

Total current assets	10,210	—		—		—		10,210

INCOME PRODUCING PROPERTIES, NET	31,961	(12	)(A)	(2,858	)(A)	(18	)(A)	29,073
PROPERTY AND EQUIPMENT, NET	839	—		—		—		839
RESTRICTED CASH	—	1,936	(B)	2,879	(B)	1,540	(B)	6,355
REAL ESTATE HELD FOR FUTURE SALE OR DEVELOPMENT	1,125	—		—		—		1,125
OTHER ASSETS:
Intangible assets, net	3,940	(21	)(A)	—		(68	)(A)	3,851
Goodwill	5,459	—		—		—		5,459
Other	3,859	(7	)(A)	—		—		3,852

	$57,393	$1,896		$21		$1,454		$60,764

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES
Trade and subcontractors payables	$635	$—		$—		$—		$635
Billings in excess of costs and earnings	219	—		—		—		219
Accrued expenses	2,597	401	(C)	—		—		2,998
Current maturities of long-term debt	1,035	(376	)(D)	—		—		659

Total current liabilities	4,486	25		—		—		4,511

DEFERRED INCOME TAXES	4,233	723	(E)	8	(E)	552	(E)	5,516
OTHER LIABILITIES	2,075	—		—		—		2,075
MORTGAGE NOTES PAYABLE	23,964	(32	)(D)	—		—		23,932
OTHER LONG-TERM DEBT	1,175	—		—		—		1,175

Total liabilities	35,933	716		8		552		37,209

COMMITMENT AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock	3,695	—		—		—		3,695
Additional paid-in capital	4,875	—		—		—		4,875
Retained earnings	13,685	1,180	(F)	13	(F)	902	(F)	15,780
Treasury stock	(795)	—		—		—		(795)

Total shareholders’ equity	21,460	1,180		13		902		23,555

	$57,393	$1,896		$21		$1,454		$60,764

The accompanying notes are an integral part of this statement.
Notes to pro forma combined balance sheet (unaudited):

(A)	Reflects the decrease in the net book value, including unamortized intangible assets, of the centers as of April 30, 2007.

(B)	Reflects the net sale proceeds from the sale of the centers held in escrow with a qualified third party intermediary.

(C)	Represents two notes payable for the portion of the sale related to the 20% minority interest.

(D)	Reflects a decrease for the mortgage note payable as of April 30, 2007.

(E)	Reflects the tax liability on the pro forma gain on the sale of the centers.

(F)	Represents the pro forma gain recognized on the sale of the centers.

SERVIDYNE, INC.
Unaudited Pro Forma Combined Statement of Income
For the year ended April 30, 2007
(In thousands, except share data)

	Servidyne, Inc.	Columbus		Orange Park		Jacksonville		Pro Forma
	Historical	Historical		Historical		Historical		Combined
REVENUES:
Building Performance Expert	$12,830	$—		$—		$—		$12,830
Rental income	6,191	(441	)(A)	(264	)(A)	(303	)(A)	5,183
Interest	262	—		—		—		262
Other	90	—		—		—		90

	19,373	(441)		(264)		(303)		18,365

COSTS AND EXPENSES
Building Performance Expert	8,142	—		—		—		8,142
Rental property operating expense, excluding interest	3,839	(45	)(B)	(217	)(B)	(259	)(B)	3,318

	11,981	(45)		(217)		(259)		11,460

Selling, general and administrative	9,192	(29	)(C)	(18	)(C)	(22	)(C)	9,123

Interest costs incurred	1,616	(41	)(D)	—		—		1,575

	22,789	(115)		(235)		(281)		22,158

Gains on sale of real estate	1,880	—		—		—		1,880

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(1,536)	(326)		(29)		(22)		(1,913)

INCOME TAX BENEFIT	(528)	(124	)(E)	(11	)(E)	(8	)(E)	(671)

LOSS FROM CONTINUING OPERATIONS	(1,008)	(202)		(18)		(14)		(1,242)

DISCONTINUED OPERATIONS
(Loss) from discontinued operations, adjusted for applicable income tax (benefit)	(185)	—		—		—		(185)
Gain on sale of real estate income-producing properties, adjusted for applicable income tax expense	2,160	—		—		—		2,160

EARNINGS FROM DISCONTINUED OPERATIONS	1,975	—		—		—		1,975

NET EARNINGS (LOSS)	$967	$(202)		$(18)		$(14)		$733

NET EARNINGS (LOSS) PER SHARE FROM:
From continuing operations — basic and diluted	$(0.29)	$(0.06)		$(0.01)		$(0.00)		$(0.35)
From discontinued operations — basic and diluted	0.56	—		—		—		0.56

Net earnings (loss) per share — basic and diluted	$0.27	$(0.06)		$(0.01)		$(0.00)		$0.21

Weighted average common shares — basic and diluted	3,529,509	3,529,509		3,529,509		3,529,509		3,529,509
The accompanying notes are an integral part of this statement.
Notes to the pro forma combined statement of operations (unaudited):

(A)	Reflects the decrease in rental income, which is recognized on a straight-line basis for the period ended April 30, 2007.

(B)	Reflects the decrease of property operating expenses, including depreciation, for the period ended April 30, 2007.

(C)	Reflects the decrease of property-related general and administrative expenses for the period ended April 30, 2007.

(D)	Reflects the decrease in the interest expense on the mortgage note payable for the period ended April 30, 2007.

(E)	Reflects the decrease in the income tax expense for the period ended April 30, 2007.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVIDYNE, INC.
Dated: August 6, 2007	By:	/s/ Mark J. Thomas
Mark J. Thomas
Chief Financial Officer